UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: October 1, 2003


                              U.S. Gold Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Colorado                          1-02714                       84-1533604
---------------                   ------------                 ----------------
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                 Identification #)
incorporation)


             2201 Kipling Street, Suite 100, Lakewood, CO 80215-1545
             -------------------------------------------------------
                     (Address of Principal Executive Office)


                                 (303) 238-1438
              ----------------------------------------------------
              (Registrant's telephone number, including area code)







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Item 5.  Other Events and Regulation FD Disclosure
--------------------------------------------------

In March 2003, U. S. Gold Corporation (the "Company") entered into a letter agreement with BacTech Environment Corporation ("BacTech"). The agreement related to a potential joint venture between the Company and BacTech with respect to the Tonkin Springs property in Nevada held by the Company.

The Company was not required by law or by its charter documents to obtain shareholder approval of the agreement or the transactions contemplated thereby. However, BacTech, in order to assess whether the Company's shareholders were generally in favor of the transaction, asked the Company to take an informal and non-binding poll of its largest shareholders and to provide "written approval (in form satisfactory to BacTech) of the transaction by at least 51% of the shareholders" of the Company. As a result, the Company's officers contacted eight of the Company's largest shareholders and obtained their written "concurrence" to the transaction. Thereafter, the transactions contemplated by the agreement were completed. (See the Company's current report on Form 8-K filed on or about August 6, 2003.)

The foregoing communications between the Company and its shareholders were completed on the belief that they were not subject to the proxy solicitation rules under the Securities Exchange Act of 1934, as amended (the "Proxy Rules"). Such communications, if in fact subject to the Proxy Rules, did not comply with those rules. Violation of the Proxy Rules could expose the Company to, among other things, enforcement action by the Securities and Exchange Commission or objections by BacTech or the Company's shareholders that the BacTech transactions were not properly approved. To the Company's knowledge, no such actions are pending or threatened.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          U.S. GOLD CORPORATION



                                          By: /s/ William W. Reid
                                              ----------------------------------
                                                William W. Reid
                                                President



Dated:  October 1, 2003